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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Level One Communications, Incorporated on Form S-3 of our report on Acclaim Communications, Inc. dated June 18, 1997, appearing in the Amendment No. 2 to the Current Report on Form 8-K/A of Level One Communications, Incorporated as filed on October 7, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
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San Jose, California
October 7, 1998